Exhibit 10.22
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this prospectus is July 15th 2005.

Marsh & McLennan Companies, Inc.
2000 Employee Incentive and Stock Award Plan

Terms and Conditions for 2005 Award of Nonqualified Stock Options to U.S. Grant Recipients

This award of one or more nonqualified stock options (the “Grant”) has been granted to you on July 1, 2005 (the “Grant Date”) under the Marsh & McLennan Companies, Inc. (“MMC ”) 2000 Employee Incentive and Stock Award Plan (the “Plan”) pursuant to your election to participate in MMC’s Offer to Exchange Outstanding Options, dated May 23, 2005, as amended. The Grant represents one or more options to purchase shares of MMC common stock and is subject to the fol- lowing terms and conditions:

I.GRANT

A. Grant Letter

The Grant Letter delivered to you sets forth the number of options under the Grant, the number of shares covered by each option, and the exercise price, vesting date(s) and expiration date of each option under the Grant.

B. Vesting and Exercisability of Option

Subject to your continued employment, the Grant will vest and become exercisable on the vesting date(s) set forth in your Grant Letter. Subject to the provisions of Section V herein, in the event of your termination of employment by reason of death, permanent disability or retirement, any unvested portion of the Grant will vest at such termination of employment and be exercisable as set forth in Section V. For all other terminations of employment, the Grant, whether vested or unvested, will be forfeited as of the date of your termination of employment.

II.METHOD OF EXERCISE

A. General Procedures.

An option may be exercised by written notice to MMC or an agent appointed by MMC, in form and substance satisfactory to MMC, which must state the election to exercise such option, the number of shares of stock for which such option is being exercised and such other representations and agreements as may be required pursuant to the provisions of these terms and conditions and the Plan. The written notice must be accompanied by (i) full payment of the aggregate exercise price for the number of shares of stock being purchased and (ii) an executed Non-Solicitation Agreement, unless you are exercising an option after you have retired on or after your Normal Retirement Date. An option exercise will be effective on the date on which written notice to exercise an option, full payment of the aggregate exercise price and an executed Non-Solicitation Agreement are received or, if received on different days, the latest of those dates.

B. Payment of Exercise Price.

Payment of the aggregate exercise price may be made with U.S. dollars or by tendering shares of MMC common stock (including shares acquired from the Stock Purchase Plan, a stock option exercise or a stock award vesting) which you have owned for at least six months prior to the exercise date having a value equal to or greater than the aggregate exercise price.

C. Non-Solicitation Agreement

You must execute and deliver a Non-Solicitation Agreement in connection with your option exercise unless you are exercising an option after you have retired on or after your Normal Retirement Date. If you retire on or after your Early Retirement Date and before your Normal Retirement Date, the Grant will be forfeited as of your termination of employment unless you sign the Non-Solicitation Agreement for Early Retirees within 30 days following your termination of employment (as described in Section V). You may obtain a copy of the Agreement from MMC or an agent appointed by MMC. You may wish to consider consulting an attorney before signing the Agreement. Please retain a copy of your signed Agreement for your records.

III. WITHHOLDING

Applicable taxes (including FICA) are required by law to be withheld when a nonqualified stock option is exercised. Unless you elect in your written notice to exercise an option to satisfy all applicable tax withholding by check, MMC will retain sufficient proceeds from an option exercise to satisfy the tax withholding obligation.

IV. REGISTRATION AND DISTRIBUTION OF SHARES

A. The shares from your stock option exercise will be registered as specified in your written notice to exercise an option, as of the date of exercise. The shares may be registered only in (i) your name or (ii) your name and your spouse’s name as joint tenants with rights of survivorship.

B. The shares from your stock option exercise will be distributed as specified in your written notice to exercise an option, after you have satisfied your tax withholding obligation.

C. You will receive written confirmation of your stock option exercise by mail, generally within a week following the exercise date.

V.TERMINATION OF EMPLOYMENT

If your employment with MMC or any of its subsidiaries or affiliates (the “Company”) terminates, the following shall apply:
A. Death

l. While Employed

In the event your employment is terminated because of your death, any unvested portion of the Grant will vest and become exercisable at such termination of employment. The person or persons to whom your rights under the Grant shall pass by will or the laws of descent and distribution shall be entitled to exercise such option shares (and any option shares that were vested at the time of your death) within one year after the date of death, but in no event shall any option be exercised beyond the expiration date of such option.

2. Following Termination of Employment

In the event of your death following your termination of employment, any option that was vested at the time of your death will be exercisable by the person or persons to whom your rights under the Grant shall pass by will or the laws of descent and distribution. Such option may be exercised within one year after the date of death, but in no event beyond the expiration date of such option.

B. Permanent Disability

In the event your employment is terminated due to total and permanent disability as determined under MMC’s long-term disability program, any unvested portion of the Grant will vest and become exercisable on the later of the second anniversary of the Grant Date or your termination of employment. Such vested option shares (and any option shares that were vested at the time of your termination of employment) sha ll be exercisable until the expiration date of the option.

C. Retirement

In the event you retire on or after your Normal Retirement Date, any unvested portion of the Grant will vest and become exercisable on the later of the second anniversary of the Grant Date or your termination of employment. Such vested option shares (and any option shares that were vested at the time of your termination of employment) shall be exercisable until the expiration date of the option.

D. Early Retirement

If (i) you retire on or after your Early Retirement Date and before your Normal Retirement Date and (ii) within 30 days following your termination of employment, you execute and comply with the Non-Solicitation Agreement for Early Retirees, then any unvested portion of the Grant will vest and become exercisable on the later of the second anniversary of the Grant Date or your termination of employment. Such vested option shares (and any option shares that were vested at the time of your termination of employment) sha ll be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the option. The Non-Solicitation Agreement generally applies for a period of three years commencing with your termination of employment, or such lesser period as may be applicable. Failure to timely execute and comply with the Non-Solicitation Agreement will result in forfeiture of your Grant, whether vested or unvested.

E. Definitions

As used in Section V.C. and D., the terms “Normal Retirement Date” and “Early Retirement Date” shall have the respective meanings given such terms (or any comparable substitute terms or concepts) set forth in the Company’s primary retirement plan applicable to you upon your termination of employment.

F. All Other Employment Terminations

For all other terminations of employment, the Grant, whether vested or unvested, shall be forfeited on the date of termination, except to the extent that the Compensation Committee of the MMC Board of Directors (the “Committee”) may determine otherwise.

VI. CHANGE IN CONTROL PROVISIONS

A. Change in Control

Upon the occurrence of a “Change in Control” of MMC, as defined in the Plan, options under the Grant will become fully vested and exercisable, and any restrictions contained in the terms and conditions of an option shall lapse.

B. Additional Payment

The value of the accelerated vesting of options because of a Change in Control (the “Ac- celerated Award”) may be subject to a 20% federal excise tax under Section 4999 of the Code (the “Excise Tax ”). The Excise Tax is imposed when the value, as determined by applicable regulations, of payments in the nature of compensation contingent on a Change in Control (including the Accelerated Award) equals or exceeds three times the average of your last five years’ W-2 earnings.

If a Change in Control occurs and vesting of options under the Grant is accelerated, MMC will determine if the Excise Tax is payable by you. If the Excise Tax is payable by you, MMC will pay to you, within five days of making the determination, an amount of money (the “Additional Payment ”) such that after payment of applicable federal, state and local income taxes, employment taxes and any Excise Tax imposed upon the Additional Payment, you will retain an amount of the Additional Payment equal to the Excise Tax imposed in respect of the Accelerated Award. If the Additional Payment, after payment of applicable taxes, is later determined to be less than the amount necessary to reimburse you for the Excise Tax you owe, a further payment will be made to you. If the Additional Payment, after payment of applicable taxes, is later determined to be more than the amount necessary to reimburse you for the Excise Tax you owe, you will be required to reimburse MMC for such excess.

VII. OTHER PROVISIONS

A. Neither the granting of the Grant nor any exercise thereof gives you any right to continue to be employed by the Company, or restricts, in any way, your right or the right of your employer to terminate your employment at any time for any reason not specifically prohibited by law.

B. During your lifetime, an option shall be exercisable only by you, and no right thereunder shall be transferable except by will or the laws of descent and distribution.

C. Neither you nor any person entitled to exercise your rights in the event of your death shall have any of the rights of a stockholder with respect to the shares of MMC common stock subject to an option, unless, and until, you have exercised the option, paid the full exercise price thereof, and have received the shares so acquired.

D. MMC is not liable for the non- issuance or non-transfer, nor for any delay in the issuance or transfer, of any shares of MMC common stock subject to an option or otherwise pursuant to the Plan which results from the inability of MMC to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of MMC common stock, if counsel for MMC deems such authority necessary for the lawful issuance or transfer of any such shares.

E. The Grant is subject to all of these terms and conditions and to the terms and conditions of the Plan, and your acceptance of the Grant shall constitute your agreement to the terms and conditions of the Plan and the administrative regulations of the Committee. In the event of any inconsistency between these terms and conditions and the provisions of the Plan, the provisions of the Plan shall prevail. Your acceptance of the Grant constitutes your agreement that the shares of MMC common stock acquired hereunder will not be sold or otherwise disposed of by you in violation of any applicable securities laws or regulations.

F. An option shall be exercised in accordance with, and the Grant shall be subject to, such additional administrative regulations as the Committee may from time to time adopt. All decisions of the Committee upon any questions arising under the Plan or under these terms and conditions shall be conclusive and binding.

G. The Plan, and the granting and exercising of options or awards thereunder, and the obligations of MMC and employees under the Plan, shall be subject to all applicable governmental laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, including, but not limited to, tax and securities regulations. This provision takes precedence over all aforementioned terms and conditions.

H. The Committee has full discretion and authority to control and manage the operation and administration of the Grant and the Plan. The Committee is comprised of at least two members of the MMC Board of Directors (the “Board of Directors”).

I.
The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant awards under the Plan, except that, without the consent of an affected participant, no such action ma y materially adversely affect the rights of such participant under any award theretofore granted to him or her. Following the occurrence of a Change in Control (as defined in the Plan), the Board of Directors may not terminate the Plan or amend the Plan with respect to awards that have already been granted in any manner adverse to employees.

J.
Awards relating to not more than eighty million (80,000,000) shares of MMC common stock (par value $1.00 per share), plus such number of shares authorized and reserved for awards pursuant to certain preexisting share resolutions adopted by the Board of Directors, may be made over the life of the Plan. Employees of the Company will be eligible for awards under the Plan. MMC common stock is traded on the New York Stock Exchange under the symbol “MMC ” and is subject to market price fluctuation. The shares delivered upon exercise of an option may be obtained through open market purchases, treasury stock or newly issued shares.

K. The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Your right to payment of your Grant is the same as the right of an unsecured general creditor of MMC.

L. There are no investment fees associated with your Grant, and MMC pays all administrative expenses associated with your Grant.

Please retain this document in your permanent records. If you have any questions regarding the Plan or your Grant or would like an account statement detailing the number of options under the Grant, the number of shares covered by each option, and the exercise price, vesting date(s) and expiration date of each option under the Grant or any other information, please contact:

MMC Global Compensation Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas New York, New York l0036-2774
Telephone Number: 212-345-5000
Facsimile Number: (212) 345-4767

VIII.RESALE RESTRICTIONS

If you are an “affiliate” of MMC at the time you exercise an option and receive shares of MMC common stock, your ability to resell those shares may be restricted. In order to resell such shares, you will be required either to observe the resale limitations of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or offer your shares for resale in compliance with another applicable exemption from the registration requirements of the Securities Act.

An “affiliate” is defined, for purposes of the Securities Act, as a person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, MMC. A “person” is defined to include any relative or spouse of the person and any relative of the person’s spouse who has the same home as the person, any trust, estate, corporation or other organization in which the person or any of the foregoing persons has collectively more than 10% beneficial interest, and any trust or estate for which the person or any of the foregoing persons serves as trustee, executor or in any similar capacity. A person “controls, is controlled by or is under common control” with MMC when that person directly or indirectly possesses the power to direct or cause the direction of the management and policies of MMC whether through the ownership of voting securities, by contract or otherwise.

IX. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Annual Report on Form 10-K of MMC for its last fiscal year, MMC’s Registration Statement on Form 8 dated February 3, 1987, describing MMC common stock, including any amendment or reports filed for the purpose of updating such description, and MMC’s

Registration Statement on Form 8-A/A dated January 26, 2000, describing the Preferred Stock Purchase Rights attached to the common stock, including any further amendment or reports filed for the purpose of updating such description, which have been filed by MMC under the Securities Exchange Act of 1934, as amended (the “Exchange Act ”), are incorporated by reference herein.

All documents subsequently filed by MMC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the end of MMC’s last fiscal year and prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

The Annual Report can be viewed on MMC’s website at http://www.mmc.com/annualreport.html. Participants may receive without charge, upon written or oral request, a copy of any of the documents incorporated herein by reference and any other documents that constitute part of this Prospectus by contacting MMC Global Compensation as indicated above.